For further information, contact:
   John B. Kelley, Vice President
   Phone 808-525-8422
   E-mail: invrel@abinc.com
                                                     HOLD FOR RELEASE:
                                                     6:30 P.M. EASTERN TIME
                                                     Thursday, January 22, 2004

                 A&B REPORTS 2003 EARNINGS OF $81.3 MILLION
                 ------------------------------------------
                   Year's Earnings Per Share Up 37 Percent

     Honolulu (January 22, 2004) -- Alexander & Baldwin, Inc. (NASDAQ:ALEX) today reported fourth quarter 2003 net income of $18,800,000, or $0.44 per share. Net income in the fourth quarter of 2002 was $17,400,000, or $0.43 per share. Revenue in the fourth quarter of 2003 was $327,700,000, compared with revenue of $281,600,000 in the fourth quarter of 2002.

     Net income for full year 2003 was $81,300,000, or $1.95 per share. For full year 2002, the Company reported net income of $58,200,000, or $1.42 per share. Earnings per share increased by $0.53, or 37 percent. Revenue in 2003 was $1,232,500,000, compared with $1,087,700,000 in 2002.

COMMENTS ON QUARTER, OUTLOOK

     "The 2003 fourth quarter rounded out a good year for A&B, with especially strong performance at both Matson and A&B Properties, the two largest components of the company," said Allen Doane, president and chief executive officer of A&B. "For the year, Matson's revenue exceeded $1 billion for the first time in its history, and A&B Properties had gains in both leasing and sales. As we anticipated, performance lagged in the food products segment, which is far smaller than the other two segments, due to lower sugar production.

     "In addition to its positive financial results, Matson successfully began a new roll-on/roll-off auto service in the fourth quarter. Smooth operations also continue for Matson's new containership, M.V. Manukai, which made its inaugural voyage in the third quarter. Lastly, late in the year, Matson Integrated Logistics acquired a truck brokerage firm, which is an attractive segment of the intermodal business.

    "A&B Properties' continued good financial performance in 2003 was complemented by its highly successful real estate investments. Although the development of our historic land portfolio continues, the acceleration of A&B Properties' earnings has resulted from real estate acquisitions like the 270 acres of entitled land at the Wailea resort, a transaction that closed in October.

     "As we look toward the company's performance in 2004, improved service levels at Matson, benefits from the new real estate investments and the improving economic outlook for Hawaii have the prospect, in combination, to result in continuing the growth of our earnings, although not at the pace achieved in 2003."

TRANSPORTATION--OCEAN TRANSPORTATION

     ---------------------------------------------------------------------------
                                             Quarter Ended December 31
     ---------------------------------------------------------------------------
     Dollars in Millions                2003                 2002         Change
     ---------------------------------------------------------------------------
      Revenue                        $ 199.3              $ 174.7           14%
      Operating Profit               $  32.4              $   9.2          3.5X
     ---------------------------------------------------------------------------
     Volume (Units)
     ---------------------------------------------------------------------------
      Hawaii Containers               42,200               36,800          15%
      Hawaii Automobiles              36,200               28,000          29%

     Operating profit in ocean transportation more than tripled in the fourth quarter of 2003 versus the same period in 2002. In December 2003, a Matson subsidiary joined two other marine terminal operators to form a multiemployer pension plan (MEP). The conversion of benefit obligations and associated assets from single-employer plans to the MEP resulted in a one-time settlement gain of $16.7 million, which benefited operating profit in the quarter. Excluding this one-time event, the quarter's results were marked by a return to a more normal level of profitability in contrast to the labor disruptions that depressed results in the fourth quarter of 2002. Also contributing to the improvement were higher freight and automobile volumes in the Hawaii service and rate actions taken during 2003.

    During the fourth quarter of 2003, Matson initiated a significant change in its carriage of automobiles, adding considerable roll-on/roll-off capacity to its fleet through the operation of a chartered vessel and modifications to another vessel. Also, marine terminals dedicated to vehicles were established in Oakland and Honolulu. This change addresses customers' preference for roll-on/roll-off stowage of autos. The new service improves delivery times and includes direct calls to the island of Maui, as well as to Oahu.

     ---------------------------------------------------------------------------
                                                Year Ended December 31
     ---------------------------------------------------------------------------
     Dollars in Millions                2003                 2002         Change
     ---------------------------------------------------------------------------
      Revenue                         $ 776.3              $ 686.9          13%
      Operating Profit                $  92.8              $  42.4          2.2X
     ---------------------------------------------------------------------------
     Volume (Units)
     ---------------------------------------------------------------------------
      Hawaii Containers               162,400              152,500           6%
      Hawaii Automobiles              145,200              120,500          20%

     The comparison of full-year 2003 performance to that of 2002 benefited from the one-time pension settlement gain and the impact in 2002 of labor disruptions on the West Coast. Higher operating profit also was due to rate actions and an improved mix of freight; higher freight and automobile volumes in the Hawaii service; better results from improved operations of joint ventures; and modestly improved productivity at the Sand Island container terminal in Honolulu. Partially offsetting these factors were higher operating costs to accommodate the greater cargo volume and higher pension expense.

TRANSPORTATION--LOGISTICS SERVICES

     ---------------------------------------------------------------------------
                                            Quarter Ended December 31
     ---------------------------------------------------------------------------

     Dollars in Millions                2003                 2002         Change
     ---------------------------------------------------------------------------
      Revenue                          $ 68.5               $ 52.4          31%
      Operating Profit                 $  1.4               $  0.7          2.0X
     ---------------------------------------------------------------------------


     Record revenue for Matson Integrated Logistics, Inc. (MIL) in the fourth quarter of 2003 was due mainly to greater customer volume in all categories: domestic, international and highway activity. At $1.4 million, operating profit in the quarter doubled from the same period in 2002.

     In December, MIL acquired TransAmerica Transportation Services, Inc.(TTS), a third-party logistics company. TTS offers various intermodal brokerage services and presently handles about 50,000 shipments annually.

     ---------------------------------------------------------------------------
                                               Year Ended December 31
     ---------------------------------------------------------------------------

     Dollars in Millions                2003                 2002         Change
     ---------------------------------------------------------------------------
      Revenue                        $ 237.7              $ 195.1           22%
      Operating Profit               $   4.7              $   3.1           52%
     ---------------------------------------------------------------------------


     For full-year 2003, higher logistics services revenue and operating profit also were due mainly to increased customer volume.

PROPERTY DEVELOPMENT & MANAGEMENT--LEASING

     ---------------------------------------------------------------------------
                                             Quarter Ended December 31
     ---------------------------------------------------------------------------
     Dollars in Millions                2003                 2002         Change
     ---------------------------------------------------------------------------
      Revenue                          $ 20.3               $ 19.1           6%
      Operating Profit                 $  9.8               $  8.4          17%
     ---------------------------------------------------------------------------
     Occupancy Rates
     ---------------------------------------------------------------------------
      Mainland                            94%                  94%          --
      Hawaii                              91%                  90%           1%


     Growth in fourth quarter 2003 revenue and operating profit was primarily the result of the recently acquired income-producing properties, increased rental income on existing properties and slightly higher occupancies for Hawaii commercial properties.

     ---------------------------------------------------------------------------
                                                   Year Ended December 31
     ---------------------------------------------------------------------------

     Dollars in Millions                2003                 2002         Change
     ---------------------------------------------------------------------------
      Revenue                          $ 80.3               $ 73.1          10%
      Operating Profit                 $ 37.0               $ 32.9          12%
     ---------------------------------------------------------------------------
     Occupancy Rates
     ---------------------------------------------------------------------------
      Mainland                            93%                  92%           1%
      Hawaii                              90%                  89%           1%


     Similarly, growth in revenue and operating profit for 2003 (before removing amounts treated as discontinued operations) was the result of higher occupancies and increased rental income, and purchases of income-producing properties both on the Mainland and in Hawaii.

PROPERTY DEVELOPMENT & MANAGEMENT--SALES

--------------------------------------------------------------------------------
                                               Quarter Ended December 31
--------------------------------------------------------------------------------

     Dollars in Millions                2003                 2002         Change
--------------------------------------------------------------------------------
      Revenue                         $ 10.3               $ 31.8         - 68%
      Operating Profit                $  2.7               $  5.2         - 48%
--------------------------------------------------------------------------------

     The mix of sales activity in the fourth quarter of 2003 consisted primarily of lots or units in residential and industrial projects, and A&B's share of sales in joint-venture residential developments, versus sales of large developed or undeveloped properties. Prominent among the sales during the fourth quarter of 2003 were two lots at Maui Business Park, eight full floors at Alakea Corporate Tower in Honolulu, 37 homes at the Kai Lani joint venture on Oahu and six at the HoloHolo Ku joint venture on the island of Hawaii. Among the larger sale transactions in the fourth quarter of 2002 were a shopping center and an industrial property in Southern California, plus four lots at Maui Business Park and five homes at HoloHolo Ku.

     ---------------------------------------------------------------------------
                                                   Year Ended December 31
     ---------------------------------------------------------------------------
     Dollars in Millions                2003                 2002         Change
     ---------------------------------------------------------------------------
      Revenue 1                       $ 63.8               $ 93.0         - 31%
      Operating Profit 1              $ 23.8               $ 19.4           23%
     ---------------------------------------------------------------------------
     1 Before removing amounts treated as discontinued operations.


     There was a similar shift in the mix of sales for full year 2003 versus 2002--with a greater contribution from subdivision and joint venture sales activities and less from sales of larger properties. Sales in 2003 included a shopping center in Nevada, six commercial properties on Maui, 23 residential properties, eight floors at Alakea Corporate Tower, seven industrial lots on Oahu, five industrial lots on Maui and a total of 142 residential units at two joint venture developments. In 2002, prominent sales included a seven-building complex in Texas, the shopping center and industrial property in Southern California, several smaller commercial properties, an undeveloped parcel in upcountry Maui, nine business parcels on Oahu and Maui, 27 residential properties, a shopping center in Colorado and five residential units at a joint venture.

     The sales of certain properties within the real estate portfolio are reported as "discontinued operations" if their earnings and cash flows are separately identifiable and material. The after-tax gains on those sales, and the current and historical earnings of all of these properties, are classified in the financial statements under the caption "Discontinued Operations:
Properties." During 2003, six properties met these criteria and were treated as discontinued operations.

FOOD PRODUCTS

     ---------------------------------------------------------------------------
                                                  Quarter Ended December 31
     ---------------------------------------------------------------------------
     Dollars in Millions                2003                 2002         Change
     ---------------------------------------------------------------------------
      Revenue                         $ 29.3               $ 33.5         - 13%
      Operating Profit                 $ 0.5                $ 5.8         - 91%
     ---------------------------------------------------------------------------
     Tons Sugar Produced              49,500               61,100         - 19%
     ---------------------------------------------------------------------------


     In the fourth quarter of 2003, lower food products revenue resulted primarily from lower production and sales of raw sugar. Higher unit costs for the quarter and full year were driven by the lower production in the quarter, which caused a substantial decrease in operating profit, especially when compared with the last quarter of 2002 when these factors had been especially strong.

     ---------------------------------------------------------------------------
                                                  Year Ended December 31
     ---------------------------------------------------------------------------
     Dollars in Millions                2003                 2002         Change
     ---------------------------------------------------------------------------
      Revenue                         $ 112.9              $ 112.7          --
      Operating Profit                $   5.1              $  13.8        - 63%
     ---------------------------------------------------------------------------
     Tons Sugar Produced              205,700              215,900        -  5%
     ---------------------------------------------------------------------------

     For full year 2003, food products revenue was unchanged. This resulted from lower production and sales of raw sugar being offset by the benefit of modestly higher sugar prices. At the operating profit level, however, the combination of higher costs and lower volume combined to depress margins severely. Higher costs primarily resulted from the cost of pensions, personnel, insurance, maintenance and other reserves.

     In a decision related to the Food Products segment, the Company reduced consolidated income in the fourth quarter to reflect a $7.7 million reduction in the carrying value of its equity investment in C&H Sugar Company, Inc. The carrying value had been $11.5 million since a prior reduction was made in 2001. This value impairment reflects the highly leveraged capital structure of C&H and the uncertainty of future cash flows when related to the C&H securities held by A&B.

BALANCE SHEET COMMENTS

     Comparing the year-end balance sheets for 2003 and 2002, the $107 million project cost for Matson's new container vessel, delivered in the third quarter of 2003, was the largest component of the increase in property, net. The ship's financing added $55 million to long-term debt and it reduced balances in the capital construction fund (CCF) by $41.5 million. In the first quarter, there was a conveyance of land and improvements with a carrying cost of $27.7 million to the Kukui'Ula joint venture. This reduced real estate developments and raised investments. Real estate developments and current assets rose in the fourth quarter with the $67 million acquisition of Wailea and other property investments.

CASH FLOW COMMENTS

     Comparing 2003 with 2002, operating cash flows increased by a net $75.6 million. The increase was due principally to better operating results in 2003 and the effects of the timing of tax payments made in 2002 resulting from the sale of securities in late 2001. Capital expenditures were $169.6 million greater, primarily because of the delivery of the new containership and higher real estate expenditures and acquisitions. The CCF withdrawals and increase in debt also resulted principally from the vessel delivery.

Alexander & Baldwin, Inc., headquartered in Honolulu, is engaged in ocean transportation and intermodal services, through its subsidiaries, Matson Navigation Company, Inc. and Matson Integrated Logistics, Inc.; in property development and management, through A&B Properties, Inc.; and in food products, through Hawaiian Commercial & Sugar Company and Kauai Coffee Company, Inc. Additional information about A&B may be found at its web site: www.alexanderbaldwin.com. Statements in this press release that are not historical facts are "forward-looking" statements that involve a number of risks and uncertainties described on page 19 of the Company's Annual Report on Form 10-K, which is included in the Company's 2002 annual report to shareholders. These factors could cause actual results to differ materially from those projected in the statements.


                                       ALEXANDER & BALDWIN, INC.
                                       -------------------------
                          2003 and 2002 Fourth-Quarter and Full-Year Results
                          --------------------------------------------------


                                                                  2003                        2002
                                                                  ----                        ----
 Three Months Ended December 31:
 -------------------------------
 Revenue                                                     $327,700,000                $281,600,000
 Income From Continuing Operations                            $18,200,000                 $13,400,000
 Discontinued Operations:  Properties 1                           600,000                  $4,000,000
 Net Income                                                   $18,800,000                 $17,400,000
 Basic Share Earnings
      Continuing Operations                                         $0.43                       $0.33
      Net Income                                                    $0.44                       $0.43
 Diluted Share Earnings
      Continuing Operations                                         $0.43                       $0.32
      Net Income                                                    $0.44                       $0.42
 Average Shares Outstanding                                    42,000,000                  41,200,000

 Twelve Months Ended December 31:
 --------------------------------
 Revenue                                                   $1,232,500,000              $1,087,700,000
 Income From Continuing Operations                             69,400,000                 $45,900,000
 Discontinued Operations:  Properties 1                       $11,900,000                 $12,300,000
 Net Income                                                   $81,300,000                 $58,200,000
 Basic Share Earnings
      Continuing Operations                                         $1.67                       $1.12
      Net Income                                                    $1.95                       $1.42
 Diluted Share Earnings
      Continuing Operations                                         $1.66                       $1.11
      Net Income                                                    $1.94                       $1.41
 Average Shares Outstanding                                    41,600,000                  41,000,000


1  "Discontinued Operations:  Properties" consists of sales, or intended sales, of certain lands and buildings that are material and have separately identifiable earnings and cash flows.




                                             Industry Segment Data, Net Income
                                             ---------------------------------
                                      (In Millions, Except Per Share Amounts, Unaudited)

                                                              Three Months Ended             Twelve Months Ended
                                                              ------------------             -------------------
                                                                  December 31,                    December 31,
                                                                  -----------                     -----------

                                                              2003            2002            2003            2002
                                                              ----            ----            ----            ----

Revenue:
--------
  Transportation
      Ocean Transportation                              $    199.3      $    174.7      $    776.3      $    686.9
      Logistics Services                                      68.5            52.4           237.7           195.1
  Property Development & Management
      Leasing                                                 20.3            19.1            80.3            73.1
      Sales                                                   10.3            31.8            63.8            93.0
      Less Amounts Reported In
         Discontinued Operations                               -             (29.9)          (38.5)          (73.1)
  Food Products                                               29.3            33.5           112.9           112.7
                                                        ----------      ----------      ----------      ----------
      Total Revenue                                     $    327.7      $    281.6      $  1,232.5      $  1,087.7
                                                        ==========      ==========      ==========      ==========

Operating Profit, Net Income:
-----------------------------
  Transportation
      Ocean Transportation                              $     32.4      $      9.2      $     92.8      $     42.4
      Logistics Services                                       1.4             0.7             4.7             3.1
  Property Development & Management
      Leasing                                                  9.8             8.4            37.0            32.9
      Sales                                                    2.7             5.2            23.8            19.4
      Less Amounts Reported In
         Discontinued Operations                              (0.9)           (6.3)          (19.1)          (19.5)
  Food Products                                                0.5             5.8             5.1            13.8
                                                        ----------      ----------      ----------      ----------
      Total Operating Profit                                  45.9            23.0           144.3            92.1
  Write-Down of Long-Lived Assets                             (7.7)            -              (7.7)            -
  Interest Expense                                            (3.5)           (2.7)          (11.6)          (11.7)
  Corporate Expenses                                          (5.0)           (3.6)          (15.2)          (13.1)
                                                        -----------     -----------     -----------     -----------
      Income From Continuing Operations
         Before Income Taxes                                  29.7            16.7           109.8            67.3
  Income Taxes                                               (11.5)           (3.3)          (40.4)          (21.4)
                                                        -----------     -----------     -----------     -----------
  Income From Continuing Operations                           18.2            13.4            69.4            45.9
      Discontinued Operations: Properties                      0.6             4.0            11.9            12.3
                                                        ----------      ----------      ----------      ----------

  Net Income                                            $     18.8      $     17.4      $     81.3      $     58.2
                                                        ==========      ==========      ==========      ==========

  Basic Earnings Per Share, Continuing Operations       $     0.43      $     0.33      $     1.67      $     1.12
  Basic Earnings Per Share, Net Income                  $     0.44      $     0.43      $     1.95      $     1.42

  Average Shares                                              42.0            41.2            41.6            41.0







                          Consolidated Balance Sheets
                          ---------------------------
                                 (In Millions)

                                            December 31,            December 31,
                                            -----------             ------------
                                               2003                    2002
                                               ----                    ----
                                            (Unaudited)

ASSETS
Current Assets                             $       246.8           $       233.7
Investments                                         68.4                    32.9
Real Estate Developments                            77.0                    42.1
Property, Net                                    1,078.9                   942.6
Capital Construction Fund                          165.4                   208.4
Other Assets                                       123.1                    92.9
                                           -------------           -------------
                  Total                    $     1,759.6           $     1,552.6
                                           =============           =============

LIABILITIES & EQUITY
Current Liabilities                        $       182.9           $       151.1
Long-Term Debt                                     329.7                   247.8
Post-Retirement Benefit Obligs.                     43.6                    42.6
Other Long-Term Liabilities                         37.0                    49.6
Deferred Income Taxes                              355.6                   337.8
Shareholders' Equity                               810.8                   723.7
                                           -------------           -------------
                  Total                    $     1,759.6           $     1,552.6
                                           =============           =============


                        Consolidated Statements of Cash Flows
                        -------------------------------------
                                     (In Millions)
                                                      Twelve Months Ended
                                                      -------------------
                                                         December 31,
                                                         ------------
                                                 2003                    2002
                                                 ----                    ----
                                              (Unaudited)


Operating Cash Flows                      $       131.3           $        55.7
Capital Expenditures                             (214.2)                  (44.6)
CCF Withdrawals/(Deposits), Net                    43.0                   (53.7)
Proceeds From Issuance of
    (Payment of) Debt, Net                         60.1                    30.1
Dividends Paid                                    (37.4)                  (36.9)
All Other, Net                                     23.0                    30.7
                                             -----------           -------------
Increase/(Decrease) In Cash                  $      5.8            $      (18.7)
                                             ===========           =============

Depreciation                                 $     72.6            $       70.7
                                             ===========           =============